Exhibit 21.1

Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization

0972792 B.C. LTD	Canada

AbC.R.O., Inc.	Virginia

Access to Patients, LLC	Pennsylvania

Acurian, Inc.	Delaware

APBI Finance Corporation	Delaware

Applied Bioscience International, LLC	Delaware

ATP, LLC	North Carolina

Cambridge Applied Nutrition Toxicology and Biosciences Limited	United Kingdom

CCBR (Beijing) Company Ltd.	China

CCBR Asia Ltd.	Hong Kong

CENTER FOR CLINICAL AND BASIC RESEARCH (BEIJING) LIMITED SHANGHAI BRANCH	China

Center for Clinical and Basic Research A/S	Denmark

Center for Clinical and Basic Research AS	Estonia

Center for Health and Medical Research -CCBR Hong Kong Limited	Hong Kong

Chelmsford Clinical Trials Unit Limited	United Kingdom

Clinical Science Research International Limited	United Kingdom

Clinical Technology Centre (International) Limited	United Kingdom

Clinical Technology Centre (Ireland) Limited	Ireland

Compass NeuroHealth, LLC	Florida

Compass Research North, LLC	Florida

Compass Research Phase 1, LLC	Florida

Compass Research, LLC	Florida

Data Analysis and Research (DAR) Limited	United Kingdom

DDF Properties Estonia OU	Estonia

Eagle Holding Company II, LLC	Delaware

Evidera Access Consulting Ltd	United Kingdom

Evidera Holdings Ltd	United Kingdom

Evidera Holdings, Inc	Delaware

Evidera Inc. (UK)	United Kingdom

Evidera Market Access Limited	United Kingdom

Evidera, Inc.	Delaware

Evidera, LLC	Delaware

Excel PharmaStudies Inc.	Cayman Islands

Fieldaccess, LLC	Florida

Gabbay Limited	United Kingdom

Greenbird Limited	Cyprus

Jaguar (Barbados) Finance SRL	Barbados

Jaguar Holding Company I	Delaware

Jaguar Holding Company II	Delaware

Leicester Clinical Research Centre Limited	United Kingdom

Limited Liability Company Contract Research Organisation Innopharm	Ukraine

Limited Liability Company PPD Development (Smolensk)	Russia

Medical Centre Synexus Sofia EOOD	Bulgaria

Medici Global, Ltd.	United Kingdom

MediciGroup, Inc.	Pennsylvania

Medimix Latam Pesquisa de Mercado Ltda	Brazil

NeuroHealth, Inc.	Florida

Optimal Research, LLC	Maryland

Panoply Health Limited	United Kingdom

Pharmaceutical Product Development South Africa (Proprietary) Limited	Uganda

Pharmaceutical Product Development South Africa (Proprietary) Ltd	South Africa

Pharmaceutical Product Development Spain SL	Spain

Pharmaceutical Product Development, LLC	Delaware

Pharmaco Investments, Inc.	Delaware

PPD (Netherlands) B.V.	Netherlands

PPD Aeronautics, LLC	North Carolina

PPD Argentina S.A.	Argentina

PPD Australia Pty Limited	Australia

PPD Bulgaria EOOD	Bulgaria

PPD Canada, LTD.	Canada

PPD Colombia S.A.S	Colombia

PPD Corporate Foundation	Delaware

PPD CT Investments LLP	United Kingdom

PPD Czech Republic S.R.O.	Czech Republic

PPD Denmark, Filial af PPD Scandinavia AB, Sverige	Denmark

PPD Development (HK) Limited	Taiwan

PPD Development (HK) Limited	Hong Kong

PPD Development (S) Pte. Ltd.	Indonesia

PPD Development (S) Pte. Ltd.	Malaysia

PPD Development (S) Pte. Ltd.	Singapore

PPD Development (S) Pte. Ltd. (Phillipines Branch)	Philippines

PPD Development (S) Pte. Ltd. Korea Branch	South Korea

PPD Development (Thailand) Co., Ltd.	Thailand

PPD Development Ireland Limited	Ireland

PPD Development, L.P.	Delaware

PPD do Brasil—Suporte a Pesquisa Clinica Ltd	Brazil

PPD France SAS	France

PPD Germany GmbH	Germany

PPD Germany GmbH & Co KG	Germany

PPD Global Central Labs (S) Pte. Ltd	Singapore

PPD Global Central Labs BVBA	Belgium

PPD Global Central Labs, LLC	Kentucky

PPD Global Limited	New Zealand

PPD Global Limited	Kenya

PPD Global Limited	Israel

PPD Global Limited	Ghana

PPD Global Limited Merkezi İngiltere Türkiye İstanbul Şubesi	Turkey

PPD Global Limited Sucursal em Portugal	Portugal

PPD Global Ltd	Greece

PPD Global Ltd	Austria

PPD Global Ltd	United Kingdom

PPD GP, LLC	Delaware

PPD Guatemala, S.A.	Guatemala

PPD Holdings, LLC	Delaware

PPD Hrvatska d.o.o.	Croatia

PPD Hungary Research and Development Ltd	Hungary

PPD International Holdings (UK) Ltd	United Kingdom

PPD International Holdings GmbH	Germany

PPD International Holdings LLC	Belgium

PPD International Holdings, Inc. y Compania Limitada	Chile

PPD International Holdings, LLC	Delaware

PPD International Investments Limited	United Kingdom

PPD Investigator Services, LLC	Delaware

PPD Italy S.r.l	Italy

PPD Laboratories (Suzhou) Co., Ltd	China

PPD Latvia SIA	Latvia

PPD Mexico S.A. de C.V.	Mexico

PPD Peru S.A.C.	Peru

PPD Pharmaceutical Development (Beijing) Co Ltd	China

PPD Pharmaceutical Development (Beijing) Co Ltd Shanghai Branch	China

PPD Pharmaceutical Development (Beijing) Co. LTD- Guangzhou Branch	China

PPD PHARMACEUTICAL DEVELOPMENT (BEIJING) CO., LTD—SHENYANG BRANCH	China

PPD Pharmaceutical Development India Private Limited	India

PPD Pharmaceutical Development Japan K.K.	Japan

PPD Pharmaceutical Development Philippines Corp.	Philippines

PPD Pharmaceutical Development Vietnam Co Ltd	Vietnam

PPD Poland Sp.Z o.o.	Poland

PPD Romania SRL	Romania

PPD Scandinavia AB	Sweden

PPD Serbia D.O.O. Beograd	Serbia-Montenegro

PPD Services, Inc.	North Carolina

PPD Slovak Republic s.r.o.	Slovak Republic

PPD Switzerland GmbH	Switzerland

PPD UK Holdings Limited	United Kingdom

PPD Vaccines and Biologics, LLC	Pennsylvania

PPD, Inc.	Delaware

PPD-SNBL K.K.	Japan

River Ventures, LLC	North Carolina

Shorecloud Corporation	Philippines

Synarc Inc.	Delaware

Synexus (Trustees) Limited	United Kingdom

Synexus Bulgaria EOOD	Bulgaria

Synexus Clinical Research Acquisitions Limited	United Kingdom

Synexus Clinical Research Finance Limited	United Kingdom

Synexus Clinical Research GmbH	Germany

Synexus Clinical Research Limited	United Kingdom

Synexus Clinical Research Midco No1 Limited	United Kingdom

Synexus Clinical Research Midco No2 Limited	United Kingdom

Synexus Clinical Research Midco No3 Limited	United Kingdom

Synexus Clinical Research Midco No4 Limited	United Kingdom

Synexus Clinical Research South Africa (Pty) Limited	South Africa

Synexus Clinical Research Topco Limited	United Kingdom

Synexus Clinical Research US, Inc.	Arizona

Synexus Czech s.r.o.	Czech Republic

Synexus Limited	United Kingdom

Synexus Magyarország KFT	Hungary

Synexus Polska Sp. Z o.o	Poland

Synexus Ukraine Limited Liability Company	Ukraine

The Compass Clinic, LLC	Florida

The Resident Representative Office of PPD Development (S) Pte. Ltd. in Ho Chi Minh City	Vietnam

UAB Center for Clinical and Basic Research	Lithuania

UAB DDF Properties LT	Lithuania

Vigi Medsafe Private Limited	India

Wildcat Acquisition Holdings (UK) Limited	United Kingdom